Exhibit 10.10
KEITHLEY INSTRUMENTS, INC.
2009 STOCK INCENTIVE PLAN
1. General. This Stock Incentive Plan (the “Plan”) provides key employees and directors of Keithley Instruments, Inc. (the “Company”) with the opportunity to acquire or expand their equity interest in the Company by making available for award or purchase Common Shares, without par value, of the Company (“Common Shares”) through the granting of nontransferable options to purchase Common Shares (“Stock Options”); the granting of Common Shares, which may be subject to restrictions on transfer and substantial risks of forfeiture (“Restricted Stock”); the granting of units representing Common Shares, which may be settled in Common Shares upon vesting based on time or the attainment of performance goals (“Restricted Stock Units”); the granting of options to receive payments based on the appreciation of Common Shares (“SARs”); and the granting of awards of Common Shares or other awards that are valued, in whole or in part, by reference to, or are otherwise based, on Common Shares (“Other Share-Based Awards”). Stock Options, Restricted Stock, Restricted Stock Units, SARs and Other Share-Based Awards shall be collectively referred to herein as “Grants”; and individually as a “Grant”. It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or Stock Options that do not so qualify (“Non-qualified Stock Options”). No provision of the Plan is intended or shall be construed to grant key employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.
2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees and directors of the Company and of any subsidiary of the Company by offering key employees and directors equity or equity-based incentives based on the Company’s Common Shares thereby increasing their proprietary interest in the Company’s business and enhancing their personal interest in the Company’s success.
For purposes of the Plan, a “subsidiary” means any corporation or other entity fifty percent (50%) of the stock or voting equity interests of which is directly or indirectly owned or controlled by the Company.
3. Effective Date of the Plan. The Plan was adopted by the Board of Directors on December 31, 2008, and is subject to approval by the Company’s shareholders.
4. Administration of the Plan. The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company or by another committee selected by the Board of Directors of the Company (the “Committee”). It is intended that only directors who are both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director,” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, shall be appointed to the Committee.

A majority of the Committee shall constitute a quorum. The acts of the majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee.
Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:
(a) To select the key employees and directors to whom Grants may be made;
(b) To determine the number of Common Shares to be covered by any Grant;
(c) To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants; and
(d) To delegate to one or more Company officers authority to make Grants to key employees (other than executive officers) and to individuals to whom offers of Company employment are, or are expected to be made.
The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Grants issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analysis as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.
Any interpretation or administration of the Plan by the Committee, and all actions of the Committee, shall be final, binding and conclusive on the Company, its shareholder, subsidiaries, and all participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under it through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.
5. Individuals Eligible for Grants. Grants may be made from time to time to those key employees and directors of the Company or a subsidiary who are designated by the Committee (or by the Committee’s delegee(s) in accordance with Section 4(d) hereof), acting in its sole and exclusive discretion (each such designated employee or director, a “participant”). Notwithstanding any contrary Plan provision, Stock Options intended to qualify as Incentive Stock Options shall only be granted to employees while actually employed by the Company or a subsidiary. The Committee may grant more than one Stock Option, with or without SARs, to the same employee. No Incentive Stock Option shall be granted to any employee during any period of time when such employee is on a leave of absence.

6. Shares Subject to the Plan. The shares to be issued pursuant to any Grant made under the Plan shall be Common Shares; provided, however, that such Common Shares must satisfy the definition of “service recipient stock” under Treasury Regulation Section 1.409A-1(b)(5)(iii). Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine. In the event a SAR is granted in tandem with a Stock Option pursuant to Section 9 and such SAR is thereafter exercised in whole or in part, then such Stock Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but may be made available for re-offering under the Plan to any eligible employee.
Subject only to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of Common Shares made subject to all Grants under the Plan shall be one million (1,000,000) Common Shares and the maximum number of Common Shares made subject to Grants under the Plan to any one (1) participant during any one (1)-year period shall be two hundred thousand (200,000) Common Shares. Such aggregate number(s) of Common Shares shall not include any Common Shares reacquired or never issued due to a forfeiture, exchange or relinquishment of rights under a Grant made hereunder.
If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed or converted into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or other property, including cash (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall be substituted for each Common Share subject to an unexercised Stock Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities or property into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged and, in the case of a merger, reorganization, consolidation or similar transaction, the Committee may cancel an unexercised Stock Option or SAR in exchange for a payment equal to the amount, if any, by which the price being paid to holders of Common Shares in the merger, reorganization, consolidation or similar transaction exceeds the applicable exercise price of the Stock Option or SAR; (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option or SAR shall remain the same as immediately prior to such event; (iii) there shall be substituted for each Common Share represented by a Restricted Stock Unit or Other Share-Based Award granted under the Plan, the number and kind of shares of stock or other securities or property into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged and, in the case of a merger, reorganization, consolidation or similar transaction, the Committee may cancel a Restricted Stock Unit or Other Share-Based Award for a payment equal to the number of Common Shares represented by such award multiplied by the amount per share being paid to holders of Common Shares in the merger, reorganization, consolidation or similar transaction; and (iv) any outstanding Restricted Stock that is converted, exchanged or otherwise changed into a different number or kind of stock or security, shall continue to be subject to any and all terms, conditions and restrictions originally applicable to such Restricted Stock. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Grant, the provisions of the Plan, and to any related agreements (including adjustments which may provide for the elimination of fractional shares), where necessary or desirable to preserve the terms and conditions of any Grants hereunder.

7. Stock Option Provisions.
(a) General. The Committee may grant to participants nontransferable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify.
(b) Stock Option Price. The option price per Common Share which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a participant to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an “owner,” as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a “Substantial Shareholder”), the price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Option is granted. “Fair market value” shall be the closing price of the Common Shares on the New York Stock Exchange on the date the Stock Option on the date of grant (or the next trading day if the grant date is not a trading day), unless the Committee establishes a different option price or method for determining the option price at the time of approval.
(c) Exercise and Term of Stock Option. Stock Options shall be exercisable, in whole or in part, at such time or times as determined by the Committee at the time of grant; however, except as provided in Section 13, unless otherwise determined by the Committee at the time of grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. The Committee, in its sole discretion, may accelerate any exercise date, in whole or in part, based on service, performance or other factors and criteria selected by the Committee; provided, however, that any such acceleration must satisfy the requirements of Code Section 409A and the relevant Treasury Regulations unless the participant and the Committee otherwise agree. The Committee shall determine when each Stock Option is to expire. However, no Incentive Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of five (5) years from the date of grant of such Option.
(d) Limitations on Exercise and Transfer of Stock Options. Except as otherwise provided herein, only the participant to whom a Stock Option is granted may exercise such Option, and no Stock Option granted hereunder shall be transferable by a participant, other than by will or the laws of descent and distribution. Notwithstanding the preceding sentence, a participant may transfer and assign Stock Options (other than Incentive Stock Options) if (and then, only to the extent) the participant obtains the prior consent of the Committee and otherwise complies with the requirements of this Section 7(d) (a “Permitted Transfer”). For purposes of this Plan, a Permitted Transfer consists of either (i) an irrevocable transfer by an individual to a family member (or a trust or partnership whose beneficiaries or partners are comprised of family members), if made by without payment of consideration (as further defined in 17 C.F.R. §240.16b-3); or (ii) an irrevocable transfer by an individual to an alternate payee, made under a qualified domestic relations order (as defined in 29 C.F.R. §240.16a-12 and 26 U.S.C. § 414(p)(1)(B)). Also for this purpose, a “family member” of an individual includes the participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, any person sharing the participant’s household (other than a tenant or employee). Following a Permitted Transfer, the Grants transferred shall be exercisable only by the transferee.

(e) Employment, Holding Period Requirements For Certain Options. The Committee may condition any Stock Option granted hereunder upon the continued employment of the participant by the Company or by a subsidiary, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option until the day three (3) months prior to the date such Option is exercised, such participant must be an employee of the Company or of a subsidiary, but always subject to the right of the Company or any such subsidiary to terminate such participant’s employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.
(f) Payment for Stock Option Price. A Stock Option shall be exercised by a participant giving written notice to the Company of his or her intention to exercise the same, accompanied by full payment of the purchase price together with any federal, state and local income and employment taxes required to be withheld by the Company from the participant’s wages as a result of such exercise. Such purchase price shall be paid with cash or check, or with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of a Stock Option not to be a fully paid and non-assessable Common Share.
(g) Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a participant during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

8. Restricted Stock.
(a) Grant. The Committee shall determine to whom, and the time or times at which, Grants of Restricted Stock will be made, the number of shares of Restricted Stock to be granted, the price (if any) to be paid (subject to Section 8(b)), the period within which such Restricted Stock grants may be subject to forfeiture, and the other terms and conditions of the grants in addition to those set forth in Section 8(b). The Committee may condition the vesting of Restricted Stock upon the attainment of specified performance goals, including “Qualifying Performance Criteria” as defined in Section 14(a), or such other factors as the Committee may determine in its sole discretion.
(b) Terms and Conditions. Restricted Stock granted under the Plan shall contain any terms and conditions, not inconsistent with the provisions of the Plan, which are deemed desirable by the Committee. A participant who receives a grant of Restricted Stock shall not have any rights with respect to such Grant, unless and until such participant has executed an agreement evidencing such Grant in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Grant. In addition, Restricted Stock granted under the Plan shall be subject to the following terms and conditions:
(i) Grants of Restricted Stock shall only be accepted by executing a Restricted Stock agreement and paying whatever price (if any) is required under such agreement.
(ii) Restricted Stock may be represented by a stock certificate or uncertificated shares.
(iii) Any stock certificates evidencing Common Shares consisting of Restricted Stock shall be held in custody by the Company until any restrictions thereon shall all have lapsed. With respect to any Restricted Stock held in custody by the Company, the participant granted such Restricted Stock shall deliver to the Company a stock power, endorsed in blank, relating to the Common Shares represented by such Stock. Restricted Shares held in uncertificated form will be registered in the name of the recipient in the Company’s books and records subject to the restrictions set forth in the applicable agreement.
(iv) Subject to the provisions of the Plan and the Restricted Stock agreement, during the period of time set by the Committee and commencing with the date of such Grant (the “Restriction Period”), a participant shall not be permitted to sell, transfer, tender, pledge, assign or otherwise encumber any Restricted Stock granted under the Plan. However, the Committee, in its sole discretion, may provide for the lapse of such transfer or other restrictions in installments, or accelerate or waive such restrictions in whole or in part, based on service, performance or other factors and criteria selected by the Committee; provided, however, that any such lapse of transfer or restriction shall satisfy the requirement of Code Section 409A and the relevant Treasury Regulations unless the participant and the Committee otherwise agree.

(v) Except as provided in this Section 8(b)(vi) and Section 8(b)(v), a participant shall have, with respect to shares of Restricted Stock granted to him, all of the rights of a shareholder of the Company, including the right to vote such Restricted Stock and the right to receive any dividends thereon. The Committee, in its sole discretion and as determined at the time of a Grant of Restricted Stock, may permit or require cash dividends otherwise due and payable to be deferred and, if the Committee so determines, reinvested either in additional Restricted Stock (to the extent Common Shares are available), or otherwise. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock. As Restricted Stock, such additional Common Shares will be subject to the same restrictions, terms and conditions applicable to the Restricted Stock with respect to which such additional Common Shares were issued.
(vi) No Restricted Stock shall be transferable by a participant other than by will or by the laws of descent and distribution so long as any restrictions or risk of forfeiture remain applicable, except a Permitted Transfer as defined in Section 7(d).
(c) Minimum Value Provisions. To ensure that Grants of Restricted Stock actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based award, or other grant, designed to guarantee a minimum value, payable in cash or Common Shares, to the recipient of a Restricted Stock Grant, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.
9. Restricted Stock Units.
(a) Grant. Restricted Stock Units may be awarded alone, in addition to or in tandem with other awards granted under the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Restricted Stock Units shall be awarded, the number of Restricted Stock Units to be awarded to any participant, the terms upon which the Restricted Stock Units will vest, which may be based on time or the attainment of specified performance goals, including Qualifying Performance Criteria as defined in Section 14(a), or such other factors as the Committee shall determine in its sole discretion, and the other terms and conditions of the Award in addition to those set forth in Section 9(b).
(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(i) Each Restricted Stock Unit will represent the right to receive one Common Share or, if determined by the Committee, an amount of cash equal to the fair market value of a Common Share upon vesting of the Restricted Stock Unit. Subject to the provisions of the Plan and the applicable agreement, Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon vesting, share certificates, or, if applicable, cash, shall be delivered to the participant, or the participant’s legal representative, for the Common Shares represented by the Restricted Stock Units.

(ii) Amounts equal to any dividends declared during the period from the grant date to the vesting date may, at the discretion of the Committee at the time of award, be paid to the participant in cash, deferred or deemed to be reinvested in additional Restricted Stock Units that are subject to the same restrictions and other terms and conditions that apply to the Restricted Stock Units.
(iii) No Restricted Stock Units shall be transferable by a participant other than by will or by the laws of descent and distribution prior to vesting and settlement, except a Permitted Transfer as defined in Section 7(d).
10. Stock Appreciation Rights. A participant may be granted the right to receive a payment based on the increase in the value of Common Shares above the price of Common Shares on the date of such Grant (the “Grant Date Price”); such rights shall be known as Stock Appreciation Rights (“SARs”). SARs may (but need not) be granted to a participant in tandem with, and exercisable in lieu of exercising, a Grant of Stock Options. No participant shall be entitled to SAR rights solely as a result of the grant of a Stock Option to him. Any such rights, if granted, may only be exercised by the holder thereof, either with respect to all, or a portion, of the Stock Option to which it applies. In no event shall the Grant Date Price be less than one hundred percent (100%) of the fair market value of a Common Share on the date such SAR is granted. When granted in tandem with a Stock Option, an SAR shall provide that the holder of a Stock Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee (in the same manner as such value is determined for purposes of the granting of Stock Options), over the price to be paid for such Common Shares under such Option. Such amount shall be payable by either the Company or the subsidiary, whichever such corporation is the employer of the participant, in one or more of the following manners, as determined by the Committee, if the Company is the employer of the participant, or by the subsidiary subject to the Committee’s approval, if such subsidiary is the employer of the participant:
(a) cash (or check);
(b) fully paid Common Shares having a fair market value equal to such amount; or
(c) a combination of cash (or check) and Common Shares.
In no event may any participant exercise any SARs granted hereunder unless (i) such participant is then permitted to exercise the Stock Option or the portion thereof with respect to which such SARs relate, and (ii) the fair market value of the Common Shares covered by the Stock Option, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Stock Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted in tandem with a Stock Option hereunder shall be made a part of the Stock Option agreement to which such SAR relates, in a form approved by the Committee and not inconsistent with this Plan. The granting of a Stock Option or SAR shall impose no obligation upon the participant to exercise such Stock Option or SAR. The Company’s or a subsidiary’s obligation to satisfy SARs shall not be funded or secured in any manner. No SAR granted hereunder shall be transferable by the participant granted such SAR, other than by will or the laws of descent and distribution or as a Permitted Transfer as defined in Section 7(d).

11. Other Share-Based Awards. The Committee may grant other awards of Common Shares and other awards that are valued, in whole or in part, by reference to, or are otherwise based on, Common Shares, including, without limitation, performance shares, exchangeable securities, dividend equivalent rights and shares or options valued by reference to book value or subsidiary performance (“Other Share-Based Awards”), alone, in addition to or in tandem with other awards granted under the Plan or cash or other awards made outside the Plan. The Committee shall determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be awarded, the number of Common Shares to be used in computing an award or which are to be awarded pursuant to such awards, the consideration, if any, to be paid for such Other Share-Based Awards, and all other terms and conditions of the awards which shall be set forth in an applicable award agreement. The Committee will also have the right, at its sole discretion, to settle such awards in Common Shares, Restricted Shares or cash in an amount equal to the fair market value of the Common Shares or Other Share-Based Awards at the time of settlement. The provisions of Other Share-Based Awards need not be the same with respect to each participant.
12. Termination of Employment. If a participant ceases to be an employee of the Company or one of its subsidiary for a reason other than death, retirement, or permanent and total disability, such participant’s Grants shall terminate on the effective date of such termination of employment, unless (and then, only to the extent) such Grants by their terms specifically provide otherwise, or unless (and then, only to the extent) the Committee extends such Grants on or before such participant’s date of termination of employment. Neither the participant nor any other person shall have any right after such date to exercise all or any part of his Stock Options or SARs, and all awards of Restricted Stock, Restricted Stock Units and Other Share-Based Awards which are not vested or otherwise subject to restriction shall thereupon be forfeited, and/or declared void and without value.
In the absence of specific Grant provisions prescribing a longer period, if termination of employment is due to death or disability, outstanding Stock Options and SARs may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options and SARs shall be exercised by such participant’s estate, or by that person designated by such participant by will, or as otherwise indicated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option or SAR be exercisable after the expiration of the option period, and in the case of exercises made after a participant’s death, not to any greater extent than the participant would have been entitled to exercise such Option or SAR at the time of his death. Restricted Stock, Restricted Stock Units and Other Share-Based Awards held by a participant whose employment by the Company or any subsidiary terminates by reason of death shall thereupon vest and all restrictions and risks of forfeiture thereon shall thereupon lapse.

Subject to the discretion of the Committee, in the event a participant terminates employment with the Company and all subsidiaries because of normal, early or disability retirement under the Keithley Instruments, Inc., Employees’ Pension Plan (or any successor pension plan), (a) any then outstanding Stock Options and/or SARs held by such participant shall lapse at the earlier of (i) the end of the term of such Stock Option or SAR, or (ii) twelve (12) months after such retirement or permanent and total disability (subject only to the three (3) month exercise limitation applicable to Incentive Stock Options); and (b) any Restricted Stock, Restricted Stock Units and Other Share-Based Awards held by such participant shall thereafter vest and any applicable restrictions shall lapse, to the extent such Restricted Stock, Restricted Stock Units and Other Share-Based Awards would have become vested or no longer subject to restriction within twelve (12) months from the time of termination had the participant continued to fulfill all of the conditions of the Restricted Stock, Restricted Stock Units and Other Share-Based Awards during such period (or on such accelerated basis as the Committee may determine at or after date of Grant).
For purposes of this Plan and all Grants made hereunder, if an employee of the Company or one of its subsidiaries is granted a leave of absence by the Company or such subsidiary, to serve in the uniformed services (within the meaning of chapter 43, title 38 of the United States Code) or for any other reason approved by the Company, his employment with the Company or such subsidiary shall not be considered to have terminated and he shall be deemed an employee of the Company or such subsidiary during such leave of absence. The provisions of this paragraph shall apply with equal force to any extension of any such leave of absence granted by the Company or such subsidiary.
13. Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options and SARs granted under this Plan shall become immediately exercisable in full and all Restricted Stock, Restricted Stock Units and Other Share-Based Awards shall become immediately vested and any applicable restrictions shall lapse.
For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

14. Qualifying Performance Criteria.
(a) For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Grant and/or any applicable award agreement: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment or invested capital; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit (whether before or after taxes); (xv) sales growth; (xvi) economic profit or profit margin; (xvii) operating margin; (xviii) return on operating revenue; (xix) return on tangible capital; (xx) market share; (xxi) contract awards or backlog; (xxii) overhead or other expense reduction; (xxiii) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index (which may adjustments during the applicable performance period to take into account mergers, acquisitions, dispositions and other significant changes affecting the companies comprising such index or perr group); (xxiv) credit rating; (xxv) strategic plan development and implementation; (xxvi) improvement in workforce diversity; (xxvii) customer satisfaction; (xxviii) employee satisfaction; (xxix) management succession plan development and implementation; and (xxx) employee retention.
(b) With respect to any Grant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Committee will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the Committee to exercise discretion to reduce payment amounts following the conclusion of the performance period) and specify in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate, provided that the outcome is substantially uncertain at that time.
(c) Prior to the payment of any compensation under an Grant intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Grant have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).

(d) Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Common Shares, Stock Options or other benefits granted, issued, retainable and/or vested under a Grant on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
15. Amendments to Plan. The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of the Company’s shareholders, shall any action of the Committee or the Board of Directors result in:
(a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;
(b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or
(c) Materially increasing the benefits accruing to participants under this Plan;
except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.
16. Investment Representation, Approvals and Listing. The Committee may require each participant acquiring Common Shares pursuant to a Grant to represent and agree in writing that such participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All Common Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.

17. General Provisions. The form and substance of Stock Option agreements, Restricted Stock agreements, SAR agreements, Restricted Stock Units Agreements and Other Share-Based Awards agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement, SAR shall be construed as entitling any participant to any rights of a shareholder as a result of the grant of a Stock Option or an SAR, until such time as Common Shares are actually issued to such participant pursuant to the exercise of such Option or SAR. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan. Ohio law controls the enforcement and interpretation of this Plan, and any Grants or other contractual agreements made pursuant to this Plan.
18. Code Section 409A Compliance. This Plan is intended to be operated in compliance with the provisions of Code Section 409A (including any applicable rulings or regulations promulgated thereunder). In the event that any provisions of this Plan fails to satisfy the provisions of Code Section 409A, then such provision shall be reformed so as to comply with Code Section 409A and to preserve as closely as possible the intention of the Company in maintaining the Plan.
19. Termination of This Plan. No Grants shall be made pursuant to the Plan on or after February 6, 2019, but Grants made and outstanding prior to that date shall continue in full force and effect according to their terms and the terms and conditions of this Plan.

13